Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149366, 333-149357, 33-06565, 33-83160, 333-145113, and 333-145114) of Zoltek Companies, Inc. of our report dated December 27, 2006 relating to the consolidated financial statements and financial statement schedule for the year ended September 30, 2006 of Zoltek Companies, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP St. Louis, Missouri December 1, 2008